UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 23, 2008

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

     Incorporated pursuant to the Laws of the State of Delaware Internal Revenue Service – Employer Identification No. 16-1158413 205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

In the Company's Form 8-K filed October 29, 2008, Item 2.02 incorrectly stated that the attached press release was for the quarter ended June 30, 2008.  This Form 8-K/A is being filed to correctly refer to the attached press release announcing the Company's results of operations which is for the quarter ended September 30, 2008.

Item 2.02 Results of Operations and Financial Condition

On October 23, 2008, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ended September 30, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

October 29, 2008	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

October 29, 2008	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

Performance Technologies Announces Third Quarter 2008 Financial Results

“Company Reports $.02 earnings per share for the latest quarter”

ROCHESTER, NY – October 23, 2008 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading provider of innovative communications solutions, today announced its financial results for the third quarter 2008.

Financial Summary

Revenue in the third quarter 2008 amounted to $9.2 million, compared to $10.8 million in the third quarter 2007. Revenue for the nine months ended September 30, 2008 amounted to $31.4 million, compared to $29.7 million during the corresponding period in 2007.

Net income in the third quarter 2008 amounted to $.3 million, or $.02 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share; unsuccessful acquisition expenses of $.2 million, or $.02 per share; and a discrete income tax benefit of $.4 million, or $.03 per share, based on 11.6 million shares outstanding. Net income for the third quarter 2007 amounted to $1.7 million, or $.13 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share; and a discrete income tax benefit of $.4 million, or $.03 per share, based on 12.5 million shares outstanding.

Net income for the nine months ended September 30, 2008 amounted to $1.5 million, or $.13 per diluted share, including stock-based compensation expense of $.5 million, or $.03 per share; unsuccessful acquisition expenses of $.2 million, or $.02 per share; and a discrete income tax benefit of $.4 million, or $.03 per share, based on 11.7 million shares outstanding. Net income for the nine months ended September 30, 2007 amounted to $.6 million, or $.05 per diluted share, including stock-based compensation expense of $.5 million, or $.04 per share; write-off of software development costs amounting to $.5 million, or $.04 per share; restructuring charges of $.2 million, or $.02 per share; and a recovery on a note receivable of $.5 million, or $.02 per share, based on 12.9 million shares outstanding.

The Company had 11.6 million common shares outstanding at September 30, 2008. The decline in the number of common shares outstanding is primarily attributable to the Company repurchasing 1.3 million common shares over the past twelve months for an aggregate purchase price of $6.2 million. In a separate announcement today, our Board of Directors approved a new stock repurchase program for an aggregate purchase price of up to $10 million of our common shares. Cash and investments amounted to $35.4 million at September 30, 2008, or $3.05 per share, and the Company had no long-term debt.

“The deteriorating economic climate began to impact our business in the third quarter,” said John Slusser, president and chief executive officer. “Although the third quarter tends to be seasonally slower in July and especially August, we did not see the expected resumption of business typical in September. Our customers reacted to growing credit and overall economic concerns by putting budgeted capital expenditures for network infrastructure on hold and some of our OEM customers saw reduced product demands because of uncertainty in their end markets. Given this change in the business environment, we took measures to reduce budgeted expense levels while maintaining a clear focus on our key 2008 initiatives of market diversification, continued strengthening of our signaling product line and ongoing emphasis on gross margin.”

Business Overview and Guidance

The Company globally targets three vertical markets for its communications products: telecommunications, aerospace and defense, and commercial. The telecommunications market, historically our largest vertical market, is driven by investments in network infrastructure by carriers and service providers. Growth in our OEM telecommunications business is primarily dependent on the broad deployment of next-generation telecommunications solutions. Demand for our signaling systems products is governed by investments necessary to support the worldwide explosive growth in text messaging and the cost saving benefits of migrating existing networks to IP-based (Internet) networks. Sales into the aerospace and defense market are typically to prime contractors and system integrators and reflect investment levels by various government agencies in specific programs and projects. Our commercial market business is principally tied to deployment of data communications oriented servers in financial and other end applications.

The Company provides guidance only on earnings per share expected in the next quarter. A substantial portion of the Company’s revenue is derived from orders placed within a quarter and shipped in the final month of the same quarter. Management anticipates a loss per share in the fourth quarter 2008 to be in the range of ($.01) to ($.07) per share. These per share estimates exclude stock-based compensation expense of $.01 per share and restructuring charges, if any.

John Slusser further commented, “At the time of this earnings release, there are significant concerns about the health of the global economy. In this climate, any forward business visibility is extremely limited. Our fourth quarter guidance is based upon our best near-term view coupled with expense control measures that are prudent to make, while not sacrificing longer term objectives. Our solid, un-leveraged balance sheet provides us the strength to manage through challenging economic times. Most importantly, we believe the ever increasing value proposition of our product portfolio gives us the tools to make a unique and compelling business case to customers who will be more sensitive than ever to the economics of their businesses.”

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open standards-based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2007, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Friday, October 24 at 10:00 a.m., New York time, to discuss the Company’s financial performance for the Third quarter 2008. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from October 24 through October 28, 2008. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 698064. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS

	September 30,	December 31,
	2008	2007

Current assets:
Cash and cash equivalents	$27,948,000	$15,592,000
Investments	3,509,000	14,150,000
Accounts receivable	6,577,000	7,933,000
Inventories	5,511,000	4,783,000
Prepaid income taxes	482,000	713,000
Prepaid expenses and other assets	559,000	916,000
Deferred taxes	1,963,000	2,037,000
Total current assets	46,549,000	46,124,000

Investments	3,960,000	2,500,000
Property, equipment and improvements	2,208,000	2,260,000
Software development costs	3,748,000	3,297,000
Deferred taxes	963,000	1,196,000
Goodwill	4,143,000	4,143,000
Total assets	$61,571,000	$59,520,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,638,000	$1,392,000
Accrued expenses	5,224,000	4,425,000
Total current liabilities	6,862,000	5,817,000

Income taxes payable	453,000	807,000
Total liabilities	7,315,000	6,624,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	16,024,000	15,483,000
Retained earnings	46,511,000	45,231,000
Accumulated other comprehensive loss	(189,000)
Treasury stock	(8,223,000)	(7,951,000)
Total stockholders’ equity	54,256,000	52,896,000
Total liabilities and stockholders’ equity	$61,571,000	$59,520,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Sales	$9,181,000	$10,786,000	$31,387,000	$29,745,000
Cost of goods sold	4,172,000	4,682,000	13,874,000	13,923,000
Software capitalization write-off		45,000		520,000
Gross profit	5,009,000	6,059,000	17,513,000	15,302,000

Operating expenses:
Selling and marketing	1,907,000	1,676,000	6,147,000	4,952,000
Research and development	2,210,000	2,230,000	6,894,000	7,552,000
General and administrative	1,165,000	1,220,000	3,660,000	3,725,000
Unsuccessful acquisition expenses	229,000		229,000
Restructuring charges		26,000		240,000
Total operating expenses	5,511,000	5,152,000	16,930,000	16,469,000
Income (loss) from operations	(502,000)	907,000	583,000	(1,167,000)

Note receivable recovery				143,000
Other income, net	156,000	453,000	814,000	1,659,000
Income (loss) before income taxes	(346,000)	1,360,000	1,397,000	635,000

Income tax benefit	(602,000)	(331,000)	(86,000)	(8,000)
Net income	$256,000	$1,691,000	$1,483,000	$643,000

Basic earnings per share	$.02	$.14	$.13	$.05

Weighted average common shares	11,604,000	12,506,000	11,662,000	12,857,000

Diluted earnings per share	$.02	$.13	$.13	$.05

Weighted average common and
common equivalent shares	11,607,000	12,548,000	11,676,000	12,903,000